Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. __________) pertaining to the 2007 Equity Incentive Plan of Forward Industries, Inc., of our report, dated November 3, 2006, which appears in the annual report on Form 10-KSB of Forward Industries, Inc. for the year ended September 30, 2006.

Kaufman, Rossin & Co., P.A.

Fort Lauderdale, Florida

July10, 2007